Exhibit 99.1

One of Our Best Drill Results Drilled at Nevada Cortez Trend 0.085 opt Gold / 150 ft

Gold Bar Drill Hole Locations Gold Ridge April 2009 Resource Outline GB48 GB52 GB51 GB68 West Gold Pick East Gold Ridge Cortez Trend, Nevada. TONKIN GOLD BAR Area Shown 0 3 6 Miles 0 5 10 KM Gold Pick April 2009 Resource Outline East Gold Pick Legend April 2009 Resource Outline Areas Highlighted in the Release Sept 09, 2009 RC Hole Location Pit Outline GB21 = Drill Hole # N 0 150 300 Meters 0 500 1000 Feet * Hole GB2O was drilled at Cabin Creek, G866-67 were drilled north of Gold Ridge

El Gallo, Mexico Becoming One of the World’s Great Silver Discoveries

US Gold Performance Since El Gallo Discovery +400% +300% +200% +100% 0% US Gold Andean San Gold Detour Exeter Fronteer Nov 2009 Mar May Jul

El Gallo One of World’s Exciting Silver Discoveries Pacific Ocean United States Mexico El Gallo Sinaloa, Mexico 540,000 acres Pacific Ocean 0 125 250 Miles 0 200 400 km

Comparing Major Silver Discoveries Ownership Lower Cost Mining Method Valuation As of Sept 3, 2009 US Gold El Gallo 100% Open Pit MAG Silver Valdecañas 44% Underground US $250 MM (100% = $575 MM) —

Nov 2008 El Gallo Mineralization 2843600 2843400 2843200 Cut-off Grade 50 gpt Ag Drill Indicated Mineralization 490 Feet (150 Meters) wide 620 Feet (190 Meters) long 211800 212000 212200 212400 2843600 2843400 2843200

Feb 2009 El Gallo Mineralization 2843600 2843400 2843200 Cut-off Grade 50 gpt Ag 211800 212000 212200 212400 1,570 Feet (480 Meters) wide 1,540 Feet (470 Meters) long 2843600 2843400 2843200

Aug 2009 El Gallo Mineralization 2843200 2843400 2843600 Cut-off Grade 50 gpt Ag 211800 212000 212200 212400 1,870 Feet (570 Meters) wide 1,640 Feet (500 Meters) long 2843600 2843400 2843200

How Big Can El Gallo Get ?

El Gallo New Exploration Targets Silver Rock Grade Samples High Med 2842800 2843200 No Sampling Open Open Open Open No Sampling No Sampling No Sampling 211600 212000 212400 212800 2,320 Feet (710 Meters) wide Open 3,180 Feet (970 Meters) long 2843600 2843200 2842800

El Gallo How Big Can It Get? 2842500 2843500 2844500 Soil Survey Silver Values High Low 210500 211500 212500 213500 Still Growing 5,900 Feet (1,800 Meters) wide 9,000 Feet (2,750 Meters) long 2844500 2843500 2842500 0 500 Meters 0 1,600 Feet

Land Surrounding El Gallo 1. Highly Minralized 2. New Discoveries 3. Huge Land Position (540,000 acres) El Gallo (Ag / Au Discovery Nov 2008) Mexico El Gallo 13 Miles 13 Miles 5 Miles Magistral Mine (M & I 500,000 Au oz: 11.5 mt @ 0.04 opt) Legend US Gold Project Road Palmarito (M & I 8.5 MM Ag oz: 4.1 mt @ 2.1 opt Inferred 3.3 MM Ag oz: 1.8 mt @ 1.9 opt) 0 5 Km N 0 5 Miles

El Gallo - Look for these Milestones Exploration Results [$10 MM 12 Months] Initial Resource Q1 2010 Heap Leach Test Results Q1 2010 Regional Exploration Success

Summary Large Share Ownership Big Silver Discovery Significant Drill Results Growing Resource in Nevada No Debt $50 Million Cash & Gold Bullion